Exhibit Index


         Exhibit
         -------

           11        -  Statement re computation
                        of per-share earnings

                                   Exhibit 11


       COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                           For the three months
                                                              ended March 31,
                                                           -------------------
                                                                  1996      1995
                                                           -------------------
Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ..............................     7,682     7,656

Weighted average shares issued .............................        18        16

Assumed exercise of certain stock options ..................       457       401
                                                                 -----     -----

Weighted shares - end of period ............................     8,157     8,073
                                                                 =====     =====